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                                                                     EXHIBIT 5.1

                                  July 24, 2001

Patterson-UTI Energy, Inc.
4510 Lamesa Highway
P.O. Box 1416
Snyder, Texas 79550

Re: Adoption of Stock Option Plans of Patterson-UTI Energy, Inc.

Gentlemen:

         We have acted as counsel to Patterson-UTI Energy, Inc., a Delaware corporation ("Company"), in connection with the registration under the Securities Act of 1933 ("Securities Act") on Form S-8 (the "Registration Statement") and the Post-Effective Amendment No. 1 to the Registration Statement of 1,630,300 shares of the Company's common stock, par value $.01 per share ("Common Stock"), covered by the following stock option plans: (i) the Amended and Restated Patterson-UTI Energy, Inc. 1996 Employee Stock Option Plan; and
(ii) the Amended and Restated Non-Employee Director Stock Option Plan of Patterson-UTI Energy, Inc. (collectively, the "Plans").

         In connection with the foregoing, we have examined: (a) the Restated Certificate of Incorporation and the Bylaws of the Company, (b) the Plans, (c) the Minutes of the Board of Directors of the Company, (d) the applicable laws of the State of Delaware, and (e) a copy of the Registration Statement, the Post-Effective Amendment No. 1 to the Registration Statement and the exhibits and supplements to each.

         Based on such examination, and having regard for such legal considerations as we deem relevant, we are of the opinion that the Company is authorized to issue and to sell the Common Stock; and the Common Stock, when issued, delivered and paid for in accordance with the terms and conditions of the appropriate Plan, will be legally issued, fully paid and nonassessable.

         We hereby consent (i) to be named in the Post-Effective Amendment No. 1 to the Registration Statement, and in the Prospectus that constitutes a part thereof, as attorneys passing upon the validity of the issuance of the Common Stock on behalf of the Company, and (ii) to the filing of this opinion as an exhibit to the Post-Effective Amendment No. 1 to the Registration Statement.

         This opinion is to be used solely for the purpose of the registration of the Common Stock and may not be used for any other purpose.

                                                     Very truly yours,

                                                     /s/ BAKER & HOSTETLER LLP